UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of report (Date of earliest event reported): October 6, 2005
Jefferies Group, Inc.

(Exact name of registrant as specified in its charter)

Delaware	1-14947	95-4719745

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

520 Madison Ave., 12th Floor, New York, New York	10022

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: 212-284-2550

(Former name or former address, if changed since last report)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
     ☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
     ☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
     ☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
     ☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events
Section 303A.03 of the NYSE Listed Company Manual requires disclosure pertaining to executive sessions of non-management directors of a listed company. The following information is being provided to comply with this requirement.
As reported in the proxy statement filed on April 15, 2005 by Jefferies Group, Inc. (the “Company”), the Board of Directors of the Company has adopted Corporate Governance Guidelines. These Corporate Governance Guidelines are available to the public through the Company’s website at www.jefferies.com.
The following information concerning executive sessions of the Company’s Board of Directors is contained in the Company’s Corporate Governance Guidelines, but was not set forth in the Company’s proxy statement.
The non-management directors of the Board of Directors meet in executive session at each meeting of the Board of Directors. These executive sessions are led by the chair of the Audit, Compensation or Corporate Governance and Nominating Committee on a rotating basis. The non-management directors have the authority to retain outside consultants and to schedule additional meetings.
SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Jefferies Group, Inc.
Date: October 6, 2005	/s/ Roland T. Kelly
Roland T. Kelly
Assistant Secretary